                     FIRST AMENDMENT TO RIGHTS AGREEMENT
                       BY AND BETWEEN INPUT/OUTPUT, INC.
              AND HARRIS TRUST AND SAVINGS BANK AS RIGHTS AGENT


     This First Amendment to Rights Agreement ("First Amendment"), dated effective as of April 21, 1999, evidences the amendment of that certain Rights Agreement (herein so called) by and between Input/Output, Inc. (the "Company") and Harris Trust and Savings Bank as Rights Agent dated as of January 17, 1997.

                                    RECITALS

     WHEREAS, Section 27 of the Rights Agreement provides that the Board of Directors of the Company may from time to time supplement or amend the Rights Agreement in such manner as the Board of Directors deems necessary or desirable; and

     WHEREAS, the Company and SCF-IV, L.P., a Delaware limited partnership, intend to enter into that certain Purchase Agreement (the "Purchase Agreement") pursuant to which the Company will, among other things, issue shares of its Series B Preferred Stock, and upon exercise of an option by SCF-IV, L.P. as provided for therein, shares of its Series C Preferred Stock, each of which is convertible into the Company's Common Stock; and

     WHEREAS, the Board of Directors of the Company has approved this First Amendment by action taken at a meeting duly held on April 21, 1999;

     NOW, THEREFORE, for and in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree, at the direction of the Company, as follows:

     1. Section 1(a) of the Rights Agreement is hereby amended to modify the definition of "Acquiring Person" by adding a sentence to the end of such definition to read as follows:

     "Notwithstanding any provision to the contrary contained herein, neither SCF nor any of its Affiliates shall be deemed to be an Acquiring Person as a result of any combination of the following actions: (i) the execution and delivery of the Purchase Agreement,
     (ii) the acquisition of shares of Series B Preferred Stock and/or Series C Preferred Stock of the Company in accordance with the terms of the Purchase Agreement, (iii) the acquisition of shares of Common Stock of the Company upon conversion of the shares of Series B Preferred Stock or Series C Preferred Stock, (iv) the acquisition of securities of the Company in accordance with the terms of Section 5.11 of the Purchase Agreement (including any Common Stock issuable upon conversion, exercise or exchange thereof), or (v) an acquisition of additional shares of Common Stock of the Company to the extent permitted by the terms of Section 5.12(a) of the Purchase Agreement."

     2. Section 1 of the Rights Agreement shall be further revised by adding the following additional definitions thereto:

     "PURCHASE AGREEMENT" shall mean that certain Purchase Agreement to be entered into by and between SCF and the Company.

     "SCF" shall mean SCF-IV, L.P., a Delaware limited partnership.

     "SERIES B PREFERRED STOCK" shall mean the Company's Series B Preferred Stock, $.01 par value per share, to be issued pursuant to the terms of the Purchase Agreement.

     "SERIES C PREFERRED STOCK" shall mean the Company's Series C Preferred Stock, $.01 par value per share, which may be issued pursuant to the terms of the Purchase Agreement.

     3. The first sentence of Section 3(a) of the Rights Agreement is hereby amended by adding the following sentence following the end of such sentence:

     "PROVIDED HOWEVER, that in no event shall a Stock Acquisition Date or a Distribution Date be deemed to occur as a result of (i) the execution and delivery of the Purchase Agreement by SCF and the Company, (ii) the acquisition by SCF of shares of Series B Preferred Stock and/or Series C Preferred Stock of the Company in accordance with the terms of the Purchase Agreement, (iii) the acquisition by SCF of shares of Common Stock of the Company upon conversion of the shares of Series B Preferred Stock or Series C Preferred Stock, (iv) the acquisition by SCF of securities of the Company in accordance with the terms of Section 5.11 of the Purchase Agreement (including any Common Stock issuable upon conversion, exercise or exchange thereof), or (v) the acquisition by SCF of additional shares of Common Stock of the Company to the extent permitted by the terms of Section 5.12(a) of the Purchase Agreement."

     4. This First Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts to be made and performed entirely within the State of Delaware.

     5. This First Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     6. Except to the extent expressly amended by the First Amendment, the Rights Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.


                                        INPUT/OUTPUT, INC.

Attest:

By: /s/ Chris Wolfe                     By: /s/ W.J. Zeringue
    -------------------------------         -------------------------------
Title: Vice President                   Title: Chief Executive Officer
       ----------------------------            ----------------------------


                                        HARRIS TRUST AND SAVINGS BANK,
                                        as Rights Agent

Attest:

By: /s/ Lorraine Rodewald               By: /s/ Ray Rosenbaum
    -------------------------------         -------------------------------

Title: Assistant Vice President         Title: Vice President
       ----------------------------            ----------------------------


                                      -3-